Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-228083) of Linde plc, of our report dated June 28, 2022, with respect to the financial statements of The Savings Program for Employees of Praxair Puerto Rico B.V. and Its Participating Subsidiary Companies as of December 31, 2021 and 2020 and for the year ended December 31, 2021.

/s/ CohnReznick LLP

Hartford, Connecticut

March 1, 2023